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                                                                   EXHIBIT 99.2

                            WASHINGTON MUTUAL, INC.
                     1201 THIRD AVENUE, SEATTLE, WA 98101

         PROXY FOR THE         , 1998 SPECIAL MEETING OF SHAREHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF WASHINGTON MUTUAL, INC.

  The undersigned shareholder(s) of Washington Mutual, Inc. ("Washington Mutual"), hereby appoints William L. Lynch and Marc R. Kittner, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated below, all the shares of Preferred Stock of Washington
Mutual held of record by the undersigned on      , 1998, at the Special
Meeting of Shareholders to be held on      , 1998, and at any and all
postponements, adjournments or reschedulings thereof.

  Shares represented by all properly completed, dated and executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

1. APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION to increase the number of authorized shares of common stock from 800,000,000 to 2,000,000,000 shares.

             [_]  FOR           [_]  AGAINST           [_]  ABSTAIN

2.  SPECIAL MEETING RSVP: I/We      (enter number of people attending).

               [_]  WILL ATTEND             [_]  WILL NOT ATTEND

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Joint Proxy Statement/Prospectus dated, in
each case,      , 1998.

                                          Please sign you name below exactly
                                          as it appears hereon. When signing
                                          as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized
                                          person.

                                          Date: _________________________, 1998

                                          Signature: __________________________

                                          Title: ______________________________

                                          Signature (if held jointly):

                                          _____________________________________

                                          Title: ______________________________

            PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.